CERTIFICATION PURSUANT TO 17 CFR 240.15d-14(a)
(SECTION 302 CERTIFICATION)

I, Stacie Schuler, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Granite Falls Energy, LLC;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 23, 2014	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer (Principal Financial Officer)